UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2004

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31444
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

100-8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

(662) 893-7376
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 20, 2004 we entered into a convertible loan agreement with Excalibur Investment Corporation whereby Excalibur Investment Corporation will lend us the sum of US$250,000. The loan shall bear interest at a rate of 10% per annum.

Excalibur Investment Corporation may convert either a portion of or the total outstanding amount of the loan plus accrued interest as of that date into shares, at such price per share as is equal to the lesser of 90% of the:

(a) average closing bid price of the shares as listed on a principal market, as quoted by Bloomberg L.P. (the "Closing Bid Price") for the five (5) trading days immediately preceding the date the loan was advanced to us; or

(b) average Closing Bid Price of the shares as listed on a principal market, as quoted by Bloomberg L.P. for the five (5) trading days immediately preceding the date we receive notice from Excalibur Investment Corporation.

The convertible loan and the shares issuable thereunder have been and will be issued in reliance upon Regulation S, promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

10.1 Convertible Loan Agreement between Altus Explorations Inc. and Excalibur Investment Corp. dated September 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Milton Cox______________________________
By: Milton Cox
President, Chief Executive Officer and Director
Date: September 27, 2004